                                                                    Exhibit 99.1

Palm Reports Second Quarter Revenue Up 36 Percent Over First Quarter, Sequential Improvement in Operating Results

     SANTA CLARA, Calif., Dec. 19 /PRNewswire/ -- Palm, Inc. (Nasdaq: PALM)
                                                                      ----
today reported revenues of $290.6 million for the second quarter of fiscal 2002, ended Nov. 30, down 44 percent from the $522.2 million reported for the same period last year, but up 36 percent from the $214.3 million reported in the preceding fiscal quarter.

     "This quarter's significant increase in revenue and improved results over last quarter reflect that we have gained traction in the marketplace and restored operational rigor," said Eric Benhamou, Palm's chairman and chief executive officer. "We have a tightly focused strategy; we are growing again; and we believe we can execute our plans on time and within budget."

     Pro forma net loss -- which excludes the effects of special excess inventory and related costs/benefit, amortization of goodwill and intangible assets, purchased in-process technology, separation costs, and restructuring charges -- totaled $36.6 million, or $0.06 per share, compared with pro forma net income of $27.5 million, or $0.05 per share, for the second quarter of fiscal year 2001, and pro forma net loss of $38.7 million, or $0.07 per share, reported in the first quarter of fiscal year 2002. Actual net loss for the second quarter of fiscal year 2002 calculated in accordance with GAAP was $25.2 million, or $0.04 per share, compared with net income of $20.3 million, or $0.04 per share, for the second quarter of fiscal year 2001.

     For the first six months of fiscal 2002, revenues totaled $504.9 million, down 45 percent compared with revenues of $923.2 million for the first six months of fiscal 2001. Pro forma net loss for the first six months of fiscal 2002 was $75.3 million, or $0.13 per share, compared with pro forma net income of $51.4 million, or $0.09 per share, for the first six months of fiscal 2001. Actual net loss for the first six months of fiscal 2002 calculated in accordance with GAAP was $57.6 million, or $0.10 per share, compared with actual net income of $37.5 million, or $0.07 per share for the first six months of fiscal 2001.

About Palm, Inc.

     Palm, Inc. is a pioneer in the field of mobile and wireless Internet solutions and a leading provider of handheld computers, according to IDC (December 2000). Based on the Palm OS(R) platform, Palm's handheld solutions allow people to carry and access their most critical information wherever they go. Palm(TM) handhelds address the needs of individuals, enterprises and educational institutions through thousands of application solutions.

     The Palm OS platform is also the foundation for products from Palm's licensees and strategic partners, such as Acer, Franklin Covey, HandEra (formerly TRG), Handspring, IBM, Kyocera, Samsung, Sony and Symbol Technologies. Platform licensees also include AlphaSmart, Garmin and Nokia. The Palm Economy is a growing global community of industry-leading licensees, world-class OEM customers, and approximately 175,000 innovative developers and solution providers that have registered to develop solutions based on the Palm OS platform. Palm went public on March 2, 2000. Its stock is traded on the Nasdaq national market under the symbol PALM. More information is available at http://www.palm.com.
-------------------

Safe Harbor Statement

     This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding Palm's performance in the marketplace and operational success, Palm's strategy and focus, Palm's growth, and Palm's belief that it can execute its plans on time and within budget. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including possible fluctuations in the demand for Palm's products and services, possible fluctuations in economic conditions affecting the markets for Palm's products and services, the ability to develop and consumer acceptance of new products and services, Palm's ability to compete with existing and new competitors and possible future price-cutting or other actions by Palm's competitors. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm's most recent filings with the Securities and Exchange Commission, including Palm's quarterly report on Form 10-Q for the quarterly period ended August 31, 2001, as amended, and Palm's Registration Statement on Form S-4 filed on Sept. 10, 2001, as amended. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Note to Investors

     LIVE WEBCAST: Investors can listen to a live webcast of Palm's Q2 2002 financial results conference call today at 2 p.m. PST by logging onto the investor relations section of Palm's website at the following address: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=PALM&script=2400.
-----------------------------------------------------------------------

     DIGITAL REPLAY: An audio replay of the conference call will be available for two weeks beginning today at approximately 5 p.m. PST.

     -- Dial-in number for North America:  877-519-4471.
     -- Dial-in number for international:  973-341-3080.
     -- Pass code for both:  3005280.

     NOTE: Palm OS is a registered trademark and Palm is a trademark of Palm, Inc. Other brands may be trademarks of their respective owners.

                                   Palm, Inc.
            Pro Forma Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

Excluding: cost of revenues -- charges/(reduction) for excess inventory and related costs, amortization of goodwill and intangible assets, purchased in-process technology, separation costs and restructuring charges

                                                    Three Months Ended          Six Months Ended
                                                   ---------------------      ---------------------
                                                   Nov. 30,      Dec. 1,      Nov. 30,      Dec. 1,
                                                     2001         2000          2001         2000
                                                   --------     --------      --------     --------
Revenues .......................................   $290,580     $522,192      $504,897     $923,168
Costs and operating expenses:
  Cost of revenues .............................    230,868      333,427       386,228      580,940
  Sales and marketing ..........................     60,757       89,829       126,304      165,830
  Research and development .....................     37,694       40,993        78,900       71,313
  General and administrative ...................     15,492       24,865        27,635       45,356
    Pro forma costs and operating
     expenses ..................................    344,811      489,114       619,067      863,439
    Pro forma operating income (loss) ..........    (54,231)      33,078      (114,170)      59,729
    Interest and other income, .................        464       12,744         3,458       25,988
    Pro forma income (loss) before income
     taxes .....................................    (53,767)      45,822      (110,712)      85,717
    Pro forma income tax provision (benefit) ...    (17,205)      18,329       (35,427)      34,287
    Pro forma net income (loss) ................   $(36,562)    $ 27,493      $(75,285)    $ 51,430

  Pro forma net income (loss) per share:
    Basic ......................................     $(0.06)       $0.05        $(0.13)       $0.09
    Diluted ....................................     $(0.06)       $0.05        $(0.13)       $0.09

  Shares used in computing per share amounts:
    Basic ......................................    568,459      565,946       567,837      565,548
    Diluted ....................................    568,459      571,594       567,837      569,845

     The above pro forma amounts for the three and six months ended November 30, 2001 have been adjusted to eliminate cost of revenues -- charge/(reduction) for excess inventory and related costs, amortization of goodwill and intangible assets, separation costs, and restructuring charges. The above pro forma amounts for the three and six months ended December 1, 2000 have been adjusted to eliminate amortization of goodwill and intangible assets, purchased in-process technology and separation costs.

     A reconciliation of pro forma net income (loss) presented above with Palm's net income (loss) as determined in conformity with generally accepted accounting principles is presented on the following page.

                                   Palm, Inc.
          Reconciliation of Pro Forma Income (Loss) to Reported Results
                                 (In thousands)
                                   (Unaudited)

                                                    Three Months Ended          Six Months Ended
                                                   ---------------------      ---------------------
                                                   Nov. 30,      Dec. 1,      Nov. 30,      Dec. 1,
                                                     2001         2000          2001         2000
                                                   --------     --------      --------     --------
Pro forma net income (loss) ....................   $(36,562)     $27,493      $(75,285)     $51,430
  Cost of revenues - charge/(reduction) for
   excess inventory and related costs ..........    (43,850)          --       (58,150)          --
  Amortization of goodwill and intangible
   assets ......................................      2,927        7,504         5,837       12,739
  Purchased in-process technology ..............         --           --            --          853
  Separation costs .............................         --          802           376        2,617
  Restructuring charges ........................     24,227           --        25,988           --
  Related income tax provision (benefit) .......      5,342       (1,072)        8,303       (2,313)
Net income (loss) ..............................   $(25,208)     $20,259      $(57,639)     $37,534

     For the three and six months ended December 1, 2000, pro forma cost of revenues includes $802 thousand and $1,489 thousand, respectively, which is reclassified in Palm's Condensed Consolidated Statement of Operations from cost of revenues to amortization of goodwill and intangible assets.

                                   Palm, Inc.
                 Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                    Three Months Ended          Six Months Ended
                                                   ---------------------      ---------------------
                                                   Nov. 30,      Dec. 1,      Nov. 30,      Dec. 1,
                                                     2001         2000          2001         2000
                                                   --------     --------      --------     --------
Revenues .......................................   $290,580     $522,192      $504,897     $923,168
  Costs and operating expenses:
    Cost of revenues ...........................    230,868      332,625       386,228      579,451
    Cost of revenues - charge/(reduction) for
      excess inventory and related costs .......    (43,850)          --       (58,150)          --
    Sales and marketing ........................     60,757       89,829       126,304      165,830
    Research and development ...................     37,694       40,993        78,900       71,313
    General and administrative .................     15,492       24,865        27,635       45,356
    Amortization of goodwill and
      intangible assets (*) ....................      2,927        8,306         5,837       14,228
    Purchased in-process technology ............         --           --            --          853
    Separation costs ...........................         --          802           376        2,617
    Restructuring charges ......................     24,227           --        25,988           --
    Total costs and operating expenses .........    328,115      497,420       593,118      879,648
    Operating income (loss) ....................    (37,535)      24,772       (88,221)      43,520
    Interest and other income, net .............        464       12,744         3,458       25,988
    Income (loss) before income taxes ..........    (37,071)      37,516       (84,763)      69,508
    Income tax provision (benefit) .............    (11,863)      17,257       (27,124)      31,974
    Net income (loss) ..........................   $(25,208)     $20,259      $(57,639)     $37,534

  Net income (loss) per share:
      Basic ....................................     $(0.04)       $0.04        $(0.10)       $0.07
      Diluted ..................................     $(0.04)       $0.04        $(0.10)       $0.07

  Shares used in computing per share amounts:
      Basic ....................................    568,459      565,946       567,837      565,548
      Diluted ..................................    568,459      571,594       567,837      569,845

(*) Amortization of goodwill and intangible assets:
    Cost of revenues ...........................     $1,401         $802        $2,780       $1,489
    Sales and marketing ........................         --          160            11          320
    Research and development ...................      1,515        7,344         3,035       12,419
    General and administrative .................         11           --            11           --
    Total amortization of goodwill and
      intangible assets ........................     $2,927       $8,306        $5,837      $14,228

                                   Palm, Inc.

                    Condensed Consolidated Balance Sheets
                   (In thousands, except par value amounts)

                                                 Nov. 30, 2001   June 1, 2001
                                                 -------------   ------------
                                                  (Unaudited)
ASSETS
Current assets:

  Cash and cash equivalents ....................    $  241,978       $513,769
  Accounts receivable, net of allowance for
  doubtful accounts of $10,628 and $14,899,
  respectively .................................       130,103        115,342
  Inventories ..................................        78,633        107,813
  Deferred income taxes ........................       109,472        154,362
  Prepaids and other ...........................        14,306         12,867
    Total current assets .......................       574,492        904,153

  Property and equipment, net ..................       225,328        223,422
  Goodwill, net ................................        54,970         43,169
  Intangible assets, net .......................        12,469         18,218
  Deferred income taxes ........................       170,232         90,656
  Other assets .................................        20,069         17,633
    Total assets ...............................    $1,057,560     $1,297,251

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .............................      $146,654       $238,235
  Accrued restructuring ........................        39,891         32,399
  Other accrued liabilities ....................       170,566        282,851
    Total current liabilities ..................       357,111        553,485

Non-current liabilities:
  Deferred revenue and other ...................         8,576          9,614

Stockholders' equity:
  Preferred stock, $.001 par value,
    125,000 shares authorized; none
    outstanding ................................            --             --
  Common stock, $.001 par value,
    2,000,000 shares authorized; outstanding
    November 30, 2001, 572,192 shares;
    June 1, 2001, 567,215 shares ...............           572            567
  Additional paid-in capital ...................     1,103,067      1,092,329
  Unamortized deferred stock-based
    compensation ...............................       (10,464)       (14,929)
  Accumulated deficit ..........................      (401,678)      (344,039)
  Accumulated other comprehensive income .......           376            224
    Total stockholders' equity .................       691,873        734,152
  Total liabilities and stockholders' equity ...    $1,057,560     $1,297,251